FORM OF ELECTION
for AmREIT Class B Redemption
CUSIP # 032158 20 6

AmREIT (the “Company”) has called for redemption, and on December __, 2007 (the “Redemption Date”) will redeem, all of its outstanding Class B common shares pursuant to the Description of AmREIT’s Capital Stock, Class B Common Stock, included in AmREIT’s Articles of Incorporation.  Under the terms delineated in the Description of AmREIT’s Capital Stock, the Company may redeem each Class B common share for a redemption price of $10.18 per share, or the issuance of one (1) Class A common share, plus $0.__ per share for all accrued and unpaid dividends to but not including the Redemption Date (collectively, the “Redemption Price”).  To receive payment of the Redemption Price, you are required to complete this Letter of Transmittal and return it to Wells Fargo Shareowner Services as specified in this Letter of Transmittal.  From and after the Redemption Date, the Class B shares shall no longer be deemed to be outstanding, dividends thereon shall cease to accrue and the rights with respect to conversion shall terminate.

In connection with the redemption by the Company of its Class B common shares, you as a registered holder of the Class B common shares, hereby surrender each share represented by this Letter of Transmittal shown below in exchange for the Redemption Price, which will be paid as indicated below.

All shareholders must complete Boxes A, G and H. Please also read the "General Instructions", on page 2.

FOR OFFICE USE ONLY Debit shares ___________ Partial ___________ Alt. Payee ___________ One Time Del. __________ Approved ___________ Input ___________ Audit ___________ Mailed ___________

BOX A - Signature of Registered Shareholders
(Must be signed by all registered shareholders)

Signature

Signature

Telephone

BOX B - New Rgistration Instructions	BOX C - One time Delivery Instructions
To be completed ONLY is the check is to be issued in the name(s) of someone other than the registered holder(s) in Box D. ISSUE TO:	To be completed ONLY if the check is to be delivered to an address other than that in Box D. MAIL TO:

Name	Name

Street Address	Street Address

City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the Substitute Form in W-9 in Box G on the next page or, if applicable, the enclosed Form W-8BEN.

BOX D- Name and Address of Registered Holder(s)	BOX E – Medallion Guarantee
Please make any address corrections below	If you have completed Box C, your signature must be Medallion Guaranteed by an eligible financial institution.
❒indicates permanent address change

Note: A notarization by a notary public is not acceptable

BOX F - Important Tax Information - Substitute Form W-9
Please provide the Taxpayer Identification Number (“TIN”) of the person or entity receiving payment for the above described shares. This box must be signed by that person or entity, thereby making the following certification:
Tax ID or Social Security Number
CERTIFICATION– Under penalties of perjury, the undersigned hereby certifies the following:
(1) The TIN shown above is the correct TIN of the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN, or such person is waiting for a TIN to be issued, and (2) the person who is submitting this Letter of Transmittal and who is required by law to provide such TIN is not subject to backup withholding because such person has not been notified by the Internal Revenue Service (“IRS”) that such person is subject to backup withholding, or because the IRS has notified such person that he or she is no longer subject to backup withholding, or because such person is an exempt payee; (3) I am a US citizen or US resident alien.

Signature: ____________________________________________________________________     Date: ___________________

NOTICE TO NON-RESIDENT ALIENS (SHAREHOLDERS WHOSE CITIZENSHIP IS IN A COUNTRY OTHER THAN THE UNITED STATES): THE ENCLOSED         W-8BEN FORM MUST BE COMPLETED AND RETURNED FOR CERTIFICATION OF FOREIGN STATUS. FAILURE TO DO SO WILL SUBJECT YOU TO WITHHOLDING UP TO 30% OF ANY PAYMENT DUE.

BOX G - ELECTION TYPE
❒ Check here if you are electing to receive cash for all of your shares
❒ Check here if you are electing to receive AmREIT Class A stock for all of your shares

General Instructions

Please read this information carefully.

•	BOX A-Signatures: All registered shareholders must sign as indicated in Box A. If you are signing on behalf of a registered shareholder or entity your signature must include your legal capacity.

YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU MAY ALSO VIEW THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMEMENDED REQUIREMENTS
ON-LINE  AT WWW.STAI.ORG.

•
BOX B-New Registration:  Provide the new registration instructions (name, address and tax identification number) in Box B.  All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If this transaction results in proceeds at or above $6,000,000.00 in value please contact Wells Fargo Shareowner Services at the number listed below.

•	BOX C-One Time Delivery: Any address shown in Box C will be treated as a one-time only mailing instruction.

•	BOX D-Current Name and Address of Registered Shareholder: If your permanent address should be changed on Wells Fargo Shareowner Services records, please make the necessary changes in Box D.

•
BOX E-Signature Guarantee:  Box E (Medallion Guarantee) only needs to be completed if the name on the check will be different from the current registration shown in Box D. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

•
BOX F-Important Tax Information - Substitute Form W-9:  Please provide the social security or other tax identification number (“TIN”) of the person or entity receiving payment for the above described shares on the Substitute Form W-9 making the certification that receiver of the payment is not subject to backup withholding. Failure to do so will subject the recipient to the applicable federal income tax withholding from any cash payment made to them pursuant to the exchange.

•	BOX G-ELECTION TYPE: Check the appropriate box to indicate the type of election you wish to make.

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you.

•	Returning Form of Election: Return this Form of Election only to Wells Fargo Shareowner Services at the address below.

By Mail to:   By Overnight Courier or Hand-Delivery to:

Wells Fargo Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	Wells Fargo Shareowner Services Voluntary Corportate Actions 161 North Concord Exchange South St. Paul, MN 55075

For additional information please contact our Shareowner Relations Department at 1-800-380-1372.